UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 30, 2020

General Electric Company
(Exact name of registrant as specified in its charter)

New York			001-00035	14-0689340
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

5 Necco Street	Boston,	MA		02210
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number, including area code) (617) 443-3000

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.06 per share	GE	New York Stock Exchange
0.375% Notes due 2022	GE 22A	New York Stock Exchange
1.250% Notes due 2023	GE 23E	New York Stock Exchange
0.875% Notes due 2025	GE 25	New York Stock Exchange
1.875% Notes due 2027	GE 27E	New York Stock Exchange
1.500% Notes due 2029	GE 29	New York Stock Exchange
7 1/2% Guaranteed Subordinated Notes due 2035	GE /35	New York Stock Exchange
2.125% Notes due 2037	GE 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.

As previously reported, the staff of the U.S. Securities and Exchange Commission (“SEC”) has notified General Electric Company (“GE”) that they are conducting an investigation of GE’s revenue recognition practices and internal controls over financial reporting related to long-term service agreements. Following GE’s investor update in January 2018 about the increase in future policy benefit reserves for GE Capital’s run-off insurance operations, the SEC staff expanded the scope of its investigation to encompass the reserve increase and the process leading to the reserve increase. Following GE’s announcement in October 2018 about the expected non-cash goodwill impairment charge related to GE’s Power business, the SEC expanded the scope of its investigation to include that charge as well. We are providing documents and other information requested by the SEC staff, and we are cooperating with the ongoing investigation.

On September 30, 2020, the SEC staff issued a “Wells notice” advising GE that it is considering recommending to the SEC that it bring a civil injunctive action against GE for possible violations of the securities laws. GE has been informed that the issues the SEC staff may recommend that the SEC pursue relate to the historical premium deficiency testing for GE Capital’s run-off insurance operations, as well as GE’s disclosures relating to such run-off insurance operations. The staff has not made a preliminary decision whether to recommend any action with respect to the other matters under investigation.

The Wells notice is neither a formal allegation nor a finding of wrongdoing. It allows GE the opportunity to provide its perspective and to address the issues raised by the SEC staff before any decision is made by the SEC on whether to authorize the commencement of an enforcement proceeding. GE disagrees with the SEC staff with respect to this recommendation and will provide a response through the Wells notice process. If the SEC were to authorize an action against GE, it could seek an injunction against future violations of provisions of the federal securities laws, the imposition of civil monetary penalties, and other relief within the Commission’s authority. The results of the Wells notice and any enforcement action are unknown at this time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: October 6, 2020	/s/ Christoph A. Pereira
Christoph A. Pereira Vice President, Chief Risk Officer and Chief Corporate Counsel

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